Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-276647) of Digi Power X Inc. of our report dated March 31, 2026, relating to the consolidated financial statements of Digi Power X Inc. for the year ended December 31, 2025 which appears in in this Annual Report on Form 10-K.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

March 31, 2026

DAVIDSON & COMPANY LLP	1200 - 609 Granville Street	604 687 0947
	PO BOX 10372, Pacific Centre	davidson-co.com
Vancouver, BC V7Y 1G6